Exhibit 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

COLLECTIONS			DOLLARS
Payments received			64,152,444.10
Plus / (Less):
Net Servicer Advances			(25,871.94)
Investment Earnings on funds in the Collection Account			169,466.39

Net Collections			64,296,038.55
Plus / (Less):
Funds in Spread Account			8,027,593.50

Total Available Funds			72,323,632.05

DISTRIBUTIONS

Servicing Fee		1,345,317.00
Trustee and Other Fees		4,033.62

Total Fee Distribution			1,349,350.62

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	819,071.83
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	3,067,221.83

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	43,748,045.90
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00
	43,748,045.90

Total Class A Interest and Principal Distribution			46,815,267.73

Note Interest Distribution Amount — Class B-1	175,900.73
Note Principal Distribution Amount — Class B-1	2,369,301.77

Total Class B Interest and Principal Distribution			2,545,202.50

Note Interest Distribution Amount — Class C-1	191,586.05
Note Principal Distribution Amount — Class C-1	2,526,532.33

Total Class C Interest and Principal Distribution			2,718,118.38

Note Interest Distribution Amount — Class D-1	175,011.38
Note Principal Distribution Amount — Class D-1	4,578,638.90

Total Class D Interest and Principal Distribution			4,753,650.28

Spread Account Deposit			14,142,042.54

Total Distributions			72,323,632.05

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

PORTFOLIO DATA:
	# of loans

Beginning Aggregate Principal Balance		84,841		1,291,504,268.06

Less: Principal Payments			(22,401,757.96)
Full Prepayments		(2,244)	(26,316,238.63)
Partial Prepayments		—	—
Liquidations		(357)	(5,499,435.43)

				(54,217,432.02)

Ending Aggregate Principal Balance		82,240		1,237,286,836.04
Ending Outstanding Principal Balance of Notes				1,156,863,191.70

Excess (Current Overcollateralization Amount)				80,423,644.34
Overcollateralization Level				6.50%

Overcollateralization Amount				80,423,644.34

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			8,000,000.00
Investment earnings on funds in spread account			27,593.50
Less: Funds included in Total Available Funds			(8,027,593.50)
Deposits			14,142,042.54
Excess Spread Amount			(6,142,042.54)

Ending Balance				8,000,000.00

Beginning Initial Deposit			8,000,000.00
Repayments			(6,142,042.54)

Ending Initial Deposit				1,857,957.46

Servicer Advances:
Beginning Unreimbursed Advances			1,371,804.92
Net Advances			(25,871.94)

				1,345,932.98

Net Charge-Off Data:
Charge-Offs			8,115,875.22
Recoveries			(2,071,780.99)

Net Charge-Offs				6,044,094.23

Delinquencies (P&I):	# of loans
30-59 Days		1,427	16,927,309.01
60-89 Days		418	5,058,566.92
90-119 Days		136	1,668,076.35
120 days and over		4	62,904.62

Repossessions		85	787,601.83

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		1		14,132.89

Cumulative Charge-Off Percentage				0.38%

WAC				11.2034%
WAM				57.061

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	0.00	0.00	0.00	0.00

A-2	375,000,000.00	308,114,793.90	43,748,045.90	264,366,748.00	44,567,117.73

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	56,438,736.51	2,369,301.77	54,069,434.74	2,545,202.50

C-1	64,000,000.00	60,184,098.89	2,526,532.33	57,657,566.56	2,718,118.38

D-1	52,000,000.00	51,348,081.30	4,578,638.90	46,769,442.40	4,753,650.28

TOTAL	1,552,000,000.00	1,210,085,710.60	53,222,518.90	1,156,863,191.70	56,832,238.89

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	0.00	0.00	0.00	0.00	0.00

A-2	3.19000%	819,071.83	0.00	819,071.83	819,071.83	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	175,900.73	0.00	175,900.73	175,900.73	0.00

C-1	3.82000%	191,586.05	0.00	191,586.05	191,586.05	0.00

D-1	4.09000%	175,011.38	0.00	175,011.38	175,011.38	0.00

TOTAL		3,609,719.99	0.00	3,609,719.99	3,609,719.99	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005
Detailed Reporting
     See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller